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                                                                     Exhibit 3.1

                             THE COMPANIES ACT 1985

                           COMPANY LIMITED BY SHARES

                            ARTICLES OF ASSOCIATION

                                       OF

                             OCTEL DEVELOPMENT PLC

                                  PRELIMINARY

1 The regulations contained in Table A in The Companies (Tables A to F) Regulations 1985 (as amended so as to affect companies first registered on the date of incorporation of the Company) shall, except as hereinafter provided and so far as not inconsistent with the provisions of these Articles, apply to the Company to the exclusion of all other regulations or Articles of Association. References herein to regulations are to regulations in the said Table A unless otherwise stated.

                                 SHARE CAPITAL

2 The share capital of the Company is pound sterling 50,000 divided into 50,000 Ordinary Shares of pound sterling 1 each.

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3.1   Subject to Section 80 of the Act, all unissued shares shall be at the disposal of the Directors and they may allot, grant options over or otherwise dispose of them to such persons, at such times, and on such terms as they think proper.

3.2

      3.2.1 Pursuant to and in accordance with Section 80 of the Act the Directors shall be generally and unconditionally authorised to exercise during the period of five years from the date of incorporation of the Company all the powers of the Company to allot relevant securities up to an aggregate nominal amount of pound sterling 50,000;

      3.2.2 by such authority the Directors may make offers or agreements which would or might require the allotment of relevant securities after the expiry of such period.

3.3 Any allotment made pursuant to clause 3.2 of these Articles may be made as if Section 89(1) of the Act did not apply.

3.4 Words and expressions defined in or for the purposes of the said Section 80 or the said Section 89 shall bear the same meanings in this Article.

                        PROCEEDINGS AT GENERAL MEETINGS

4 In the case of a corporation a resolution in writing may be signed on its behalf by a Director or the Secretary thereof or by its duly appointed attorney or duly authorised representative. Regulation 53 shall be extended accordingly. Regulation 53 (as so extended) shall apply mutatis mutandis to resolutions in writing of any class of members of the Company.

                                VOTES OF MEMBERS


5 An instrument appointing a proxy (and, where it is signed on behalf of the appointor by an attorney, the letter or power of attorney or a duly certified copy thereof) must either be delivered at such place or one of such places (if any) as may be specified for that purpose in or by way of

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      note to the notice convening the meeting (or, if no place is so specified, at the registered office) before the time appointed for holding the meeting or adjourned meeting or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) for the taking of the poll at which it is to be used or be delivered to the Secretary (or the chairman of the meeting) on the day and at the place of, but in any event before the time appointed for holding, the meeting or adjourned meeting or poll. The instrument may be in the form of a facsimile or other machine made copy and shall, unless the contrary is stated thereon, be valid as well for any adjournment of the meeting as for the meeting to which it relates. An instrument of proxy relating to more than one meeting (including any adjournment thereof) having once been so delivered for the purposes of any meeting shall not require again to be delivered for the purposes of any subsequent meeting to which it relates. Regulation 62 shall not apply.

                              ALTERNATE DIRECTORS

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6.1   Any director (other than an alternate director) may by notice in writing to the Company appoint any other director, or any other person who is willing to act, to be an alternate director and remove from office an alternate director so appointed by him. Regulation 65 of Table A shall not apply.

6.2 An alternate Director shall be entitled to receive notices of meetings of the Directors and of any committee of the Directors of which his appointor is a member and shall be entitled to attend and vote as a Director and be counted in the quorum at any such meeting at which his appointor is not personally present and generally at such meeting to perform all functions of his appointor as a Director and for the purposes of the proceedings at such meeting the provisions of these Articles shall apply as if he were a Director. If he shall be himself a Director or shall attend any such meeting as an alternate for more than one Director, his voting rights shall be cumulative but he shall not be counted more than once for the purposes of the quorum. If his appointor is for the time being absent from the United Kingdom or temporarily unable to act through ill health or disability his signature to any resolution in writing of the Directors shall be as effective as the signature of his appointor. An alternate Director shall not (save as aforesaid) have power to act as a Director, nor shall he be deemed to be a Director for the purposes of these Articles, nor shall he be deemed to be the agent of his appointor. Regulations 66 and 69 shall not apply.

6.3 An alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements or transactions and to be repaid expenses and to be indemnified to the same extent mutatis mutandis as if he were a Director but he shall not be entitled to receive from the Company in respect of his appointment as alternate Director any remuneration except only such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct.

                        DELEGATION OF DIRECTORS' POWERS

7 In addition to the powers to delegate contained in Regulation 72, the Directors may delegate any of their powers or discretions (including without prejudice to the generality of the foregoing all powers and discretions whose exercise involves or may involve the payment of remuneration to or the conferring of any other benefit on all or any of the Directors) to committees consisting of one or more Directors and (if thought fit) one or more other named persons or persons to be co-opted as hereinafter provided. Insofar as any such power or discretion is delegated to a committee, any reference in these Articles to the exercise by the Directors of the power or discretion so delegated shall be read and construed as if it were a reference to the exercise thereof by such committee. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations which may from time to time be imposed by the Directors.

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      Any such regulations may provide for or authorise the co-option to the committee of persons other than Directors and may provide for members who are not Directors to have voting rights as members of the committee but so that (a) the number of members who are not Directors shall be less than one-half of the total number of members of the committee and (b) no resolution of the committee shall be effective unless passed by a majority including at least one member of the committee who is a Director. Regulation 72 shall be modified accordingly.

                    APPOINTMENT AND RETIREMENT OF DIRECTORS

8     The Directors shall not be subject to retirement by rotation.
      Regulations 73 to 75 and the second and third sentences of Regulation 79 shall not apply, and other references in the said Table A to retirement by rotation shall be disregarded.

                   DISQUALIFICATION AND REMOVAL OF DIRECTORS

9 The office of a Director shall be vacated in any of the events specified in Regulation 81 and also if he shall in writing offer to resign and the Directors shall resolve to accept such offer or if he shall be removed from office by notice in writing signed by all his co-Directors (being at least two in number) but so that if he holds an appointment to an executive office which thereby automatically determines such removal shall be deemed an act of the Company and shall have effect without prejudice to any claim for damages for breach of any contract of service between him and the Company.

10 Any provision of the Act which, subject to the provisions of the articles, would have the effect of rendering any person ineligible for appointment or election as a Director or liable to vacate office as a Director on account of his having reached any specified age or of requiring special notice or any other special formality in connection with the appointment or election of any Director over a specified age, shall not apply to the Company.

                           REMUNERATION OF DIRECTORS

11 Any Director who serves on any committee, or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of salary, commission or otherwise or may receive such other benefits as the Directors may determine. Regulation 82 shall be extended accordingly.

                            PROCEEDINGS OF DIRECTORS

12 On any matter in which a Director is in any way interested he may nevertheless vote and be taken into account for the purposes of a quorum and (save as otherwise agreed) may retain for his own absolute use and benefit all profits and advantages directly or indirectly accruing to him thereunder or in consequence thereof. Regulations 94 to 98 shall not apply.

                                   INDEMNITY

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13.1  Subject to the provisions of and so far as may be consistent with the
      Statutes, every Director, Secretary or other officer of the Company shall be indemnified by the Company out of its own funds against and/or exempted by the Company for all costs, charges, losses, expenses and liabilities incurred by him in the actual or purported execution and/or discharge of his duties and/or the exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office including (without prejudice to the generality of the foregoing) any liability incurred by him in defending any proceedings, civil or criminal which


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      relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.

13.2 Without prejudice to paragraph 13.1 of this Article the Directors shall have power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time Directors, officers or employees of any Relevant Company (as defined in paragraph 13.3 of this Article) or who are or were at any time trustees of any pension fund or employees' share scheme in which employees of any Relevant Company are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to any Relevant Company, or any such pension fund or employees' share scheme.

13.3 For the purpose of paragraph 13.2 of this Article "Relevant Company" shall mean the Company, any holding company of the Company or any other body, whether or not incorporated, in which the Company or such holding company or any of the predecessors of the Company or of such holding company has or had any interest whether direct or indirect or which is in any way allied to or associated with the Company, or any subsidiary undertaking of the Company or of such other body.
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      No. 351662

                    OCTEL DEVELOPMENT PLC (FORMERLY KNOWN AS
         HAMSARD ONE THOUSAND AND SEVENTY FOUR LIMITED) (THE "COMPANY")

      Notice is hereby given that an Extraordinary General Meeting of the Company will be held at One Silk Street, London EC2 on 27 April 1998 at
      1.00 p.m. for the purpose of considering and, if thought fit, passing the following Resolution as Special Resolutions:

      RESOLUTION

1 THAT it is in the best interests of, and to the further benefit and advantage of, the Company to enter into each of the following documents and the transactions contemplated by them:

      (a) a final draft of a US$280,000,000 Term Loan and US$20,000,000 Revolving Credit Facilities Agreement (the "AGREEMENT") between Octel Corp. (as parent), Octel Associates Partnership and the companies named in the Agreement (as Borrowers and/or Guarantors), Goldman Sachs International and Barclays Capital (as Joint Arrangers and Joint Syndication Agents) the Banks names in the Agreement (as Original Banks), Barclays Bank PLC (as provider of the Barclays facilities) and Barclays Bank PLC as Facility Agent and Security Agent;

      (b) a final draft of a Debenture by the Company and Octel International Limited (formerly known as Hamsard One Thousand and Thirty Four) in favour of Barclays Bank PLC (as Security Agent) creating fixed charges over the Company's interests in its subsidiary, Octel Trading Limited (formerly known as Hamsard One Thousand and Seventy Five) and a floating charge over substantially all its assets;

      (c) a final draft of a Subordination Deed between Octel Corp., Octel L.L.C., Octel America Inc, Octel Resources (formerly known as Hamsard One Thousand and Thirty Three) Limited, Octel International Limited, the Company, Octel Trading Limited, The Associated Octel Company Limited, Associated Octel Company (Plant) Limited and AKC Trading Limited and Barclays Bank PLC (as Security Agent);

           (each a "FINANCE DOCUMENT" and together the ""FINANCE DOCUMENTS").

2 THAT the Articles of Associations of the Company be amended by inserting new Clause 14 (Transfer of Shares):

      "14.  Regulations 24 and 25 shall not apply."

3 THAT the Memorandum of Association of the Company be amended by adding the words, "with or without consideration", after the words, "the obligations and contracts of any person or corporation", in Clause 3(h) thereto.

4 THAT the Directors are instructed to take any action in connection with the negotiation, execution, delivery and performance of the Finance Documents as they shall deem necessary or appropriate.

                                                  BY ORDER OF THE BOARD

                                                    GRAHAM M. LEATHES

                                                  Secretary

      Date: 27 April 1998

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Registered No:     3516662

Registered Office: 7 Devonshire Square
                   Cutlers Gardens
                   London
                   EC2M 4YH

Note: A member entitled to attend and vote at the above meeting is entitled to appoint a proxy to attend and, on a poll, to vote in his place. A proxy need not be a member of the Company.

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                            CONSENT TO SHORT NOTICE

                   OCTEL DEVELOPMENTS PLC (FORMERLY KNOWN AS
                 HAMSARD ONE THOUSAND AND SEVENTY FOUR LIMITED)
                                (THE "COMPANY")

We, the undersigned, being a majority in number of the Members of the Company entitled to attend and vote at the meeting convened by the attached Notice and together holding all the Shares giving such rights hereby consent to such Meeting being convened and held on the date specified in such Notice, and to the proposing and passing thereat of the Resolution set out therein, notwithstanding that less than the requisite notice of the meeting has been given in accordance with the Companies Act 1985 (as amended by the Companies Act 1989) and the Articles of Association of the Company.



Date:  27 April 1998                    Signed:  GRAHAM M. LEATHES
       ----------------------                    --------------------------
                                                 For and on behalf of Octel
                                                 International Limited









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                   OCTEL DEVELOPMENTS PLC (FORMERLY KNOWN AS
                 HAMSARD ONE THOUSAND AND SEVENTY FOUR LIMITED)
                                (THE "COMPANY")

           Minutes of an Extraordinary General Meeting of the Company held at One Silk Street, London EC2 on 27 April 1998 at 1.00 p.m.


Present:                      (Chairman)





In Attendance:






1 The Chairman produced to the meeting a copy of the Notice convening the meeting. He declared that a quorum was present and that the requisite consents to short notice of the meeting had been obtained and that accordingly the meeting was properly convened and constituted.

2     The Notice convening the meeting was, by general consent, taken as read.

3     The Chairman proposed the Resolution set out in the Notice as a Special
      Resolution of the Company. The Resolution was seconded by Mr          ,
      and the Chairman, having put the Resolution to the meeting, declared it duly passed on a show of hands as a Special Resolution.

4 The business at the meeting being concluded, the Chairman declared the meeting closed.





                                                            GRAHAM M. LEATHES
                                                               Chairman


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